LIMITED SUBORDINATION AGREEMENT

Limited Subordination Agreement (this “Agreement”) dated October 18, 2006, among RONCO CORPORATION, a Delaware corporation, and RONCO MARKETING CORPORATION, a California corporation (together, “Borrower”); RONCO INVENTIONS, LLC, a California limited liability company, POPEIL INVENTIONS, INC., a Nevada corporation, RP PRODUCTIONS, INC., a Nevada corporation, RMP FAMILY TRUST, an Illinois irrevocable trust, and RONALD M. POPEIL, a resident of California (individually and collectively, if more than one, “Subordinate Lender”); and SANDERS MORRIS HARRIS INC., a Texas corporation (“SMH”), individually and on behalf of the Lenders (as defined in the Letter Loan Agreement dated June 9, 2006, among the Borrower, SMH, and the Lenders) (“Lender”).

RECITALS

A. Borrower is now or may in the future become indebted to Subordinate Lender (any and all existing and future indebtedness of Borrower to Subordinate Lender, the “Subordinate Debt”).

B. Lender is a party to an Intercreditor and Subordination Agreement of even date herewith (the “Laurus-SMH Subordination Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands company (“Senior Lender”), pursuant to which Lender has agreed to subordinate the Priority Debt (as hereinafter defined) to the Senior Liabilities (as defined in the Laurus-SMH Subordination Agreement) as provided in Laurus-SMH Subordination Agreement.

C. Subordinate Lender is a party to a Subordination Agreement of even date herewith (the “Laurus-Popeil Subordination Agreement”) with the Senior Lender, pursuant to which the Subordinate Lender has agreed to subordinate the Subordinate Debt to the Senior Liabilities (as defined in the Laurus-SMH Subordination Agreement) as provided in the Laurus-Popeil Subordination Agreement.

D. To induce Lender to grant financial assistance to Borrower by way of new credit or advances or otherwise Borrower and Subordinate Lender hereby agree to certain terms of subordination as set forth herein.

E. Subordinate Lender has a direct financial interest in Borrower and will be benefited by Lender’s granting such financial assistance to Borrower.

F. The parties have entered into this Agreement in order to set forth the terms of the subordination required by Lender.

AGREEMENTS

1. Limited Subordination. The Subordinate Debt is and shall be subordinated and junior in right of payment to all existing and future indebtedness of Borrower to Lender, including, without limitation, principal, interest accrued and to accrue thereon, and costs and attorneys’ fees associated therewith (the “Priority Debt”), to the extent that Borrower receives and disburses the proceeds of Policy No. 81 070 567 issued by the John Hancock Life Insurance Company on the life of Ronald M. Popeil and any supplementary contracts issued in connection therewith (the “Policy”), but only to the extent of such proceeds. Such agreed subordination shall be without prejudice to Lender’s right to assert that any and all obligations of Borrower on the Subordinate Debt are also subordinate to the Priority Debt pursuant to applicable law and without prejudice to Subordinate Lender’s right to challenge such assertion.

2. Payments to Subordinate Lender. So long as Borrower is not in default under any of the documents evidencing, securing, or otherwise governing the Priority Debt (collectively, the “Loan Documents”), nothing herein shall prohibit Subordinate Lender from receiving and accepting payments on the Subordinate Debt. However, in the event of a default by Borrower under any of the Loan Documents, including, without limitation, any breach of the various financial covenants set forth therein, Borrower shall not make any payment upon any portion of the Subordinate Debt with the proceeds of the Policy.

3. Turnover of Payments. In the event of a default by Borrower under the Loan Documents and following notice of such default to Subordinate Lender, Lender shall have the right to compel Subordinate Lender to turnover to Lender any payments made to Subordinate Lender following notice of such default by or on behalf of Borrower on the Subordinate Debt with the proceeds of the Policy until the Priority Debt has been paid in full. Borrower agrees to provide notice to Subordinate Lender when any payment to Subordinate Lender represents proceeds from the Policy. Provision of such notice is not a condition to Lender’s right to compel turnover of funds required to be turned over to it pursuant to this Paragraph 3.

4. Insolvency or Liquidation Proceedings. In connection with any insolvency or liquidation proceedings relating to Borrower or the Priority Debt, this Agreement shall remain in full force and effect and Lender. The parties hereto shall not file any proofs of claim, objections, pleadings, or other papers, or take any other actions, that are or would be inconsistent with the system of priorities set forth in this Agreement.

5. Laurus Subordination Agreement.  This Agreement is intended to set forth limited subordination rights as between Lender and Subordinate Lender with respect to the Priority Debt and the Subordinate Debt and is subject to the subordination of both the Priority Debt and the Subordinate Debt to the Senior Liabilities as defined and set forth in each of the Laurus-SMH Subordination Agreement and the Laurus-Popeil Subordination Agreement.

6. Continuing Agreement. This Agreement shall in all respects be a continuing agreement, and this Agreement and the agreements and obligations of the parties hereto shall remain in full force and effect until the Priority Debt has been paid in full.

7 Assignment. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties hereto, and the covenants of Borrower and Subordinate Lender set forth herein respecting subordination shall extend to, include, and be enforceable by any transferee or endorsee to whom Lender may transfer all or any portion of the Priority Debt.

8 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard to that state’s choice of law rules, and Borrower and Subordinate Lender consent to the jurisdiction of the courts of the State of Texas.

9. Lender Discretion. Nothing in this Agreement shall be construed as requiring Lender to grant any financial assistance to Borrower or as limiting or precluding Lender from the exercise of Lender’s independent judgment and discretion in connection with Lender’s financial arrangements with Borrower.

10. WAIVER OF JURY TRIAL THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, OR TO ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

11. No Rights to Turkey Fryer. Lender acknowledges that it has no interest in the “Turkey Fryer,” as defined in the New Product Development Agreement dated June 30, 2005 by and between Ronald M. Popeil and Ronco Marketing Corporation, a Delaware corporation (“RMC”).

12. No Present Intention to Initiate Legal Action. Lender has no present intention of any kind to initiate any litigation, arbitration, or other proceedings whatsoever against or involving Subordinate Lender or any of them.

13. Arbitration; Attorneys’ Fees. Lender agrees that it will, and it will cause SMH’s subsidiaries, affiliates, directors, officers, shareholders and employees to, arbitrate any dispute or controversy of any kind or nature that it or any of them has or may have with or involving any Subordinate Lender that relates to this Agreement or to the transactions contemplated hereby, solely and exclusively in the manner prescribed by Section 11.10 of the Asset Purchase Agreement dated December 10, 2004, as amended or supplemented, among RMC and Subordinate Lender, it being understood and agreed that, with respect to any such dispute, Lender shall be bound by and observe the terms of such Section 11.10. Without limiting the foregoing, Lender agrees that the defendant in any such dispute shall be awarded costs and attorneys’ fees as provided by such Section 11.10, unless the plaintiff is the prevailing party in such dispute. If the prevailing party in such dispute is the plaintiff, each party shall bear its own costs and attorneys’ fees.

In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

[Signatures on Next Page]

BORROWER
RONCO CORPORATION,
a Delaware corporation

By /s/ Paul Kabashima
      Paul M. Kabashima
Its Interim President

RONCO MARKETING CORPORATION,
a Delaware corporation

By: /s/ Paul Kabashima
       Paul Kabashima
       Its President

LENDER:

SANDERS MORRIS HARRIS INC,
a Texas corporation, individually and on behalf
of the Lenders

By /s/ Ben T. Morris
      ______________________________
Its ______________________________

SUBORDINATE LENDER:

RONCO INVENTIONS, LLC,
a California limited liability company

By /s/ Gina Wallman
      Gina Wallman
      Its Corporate Secretary

RONCO INVENTIONS, INC.
a Nevada corporation

By /s/ Gina Wallman
      Gina Wallman
      Its Corporate Secretary

RP PRODUCTIONS, INC.
a Nevada corporation,

By /s/ Gina Wallman
      Gina Wallman
      Its Corporate Secretary

RMP FAMILY TRUST, an Illinois irrevocable trust

By /s/ Gina Wallman
      Gina Wallman
      Its Co-Trustee

/s/ Ronald M. Popeil
RONALD M. POPEIL